Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-62470 on Form N-1A of our report dated February 16, 2023, relating to the financial statements and financial highlights of Schwab Monthly Income Fund - Flexible Payout (formerly Schwab Monthly Income Fund – Enhanced Payout), Schwab Monthly Income Fund – Income Payout (formerly Schwab Monthly Income Fund – Maximum Payout), and Schwab Monthly Income Fund - Target Payout (formerly Schwab Monthly Income Fund – Moderate Payout), each a series of Schwab Capital Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

April 24, 2023